Exhibit 10.1

OPTION TO PURCHASE SENIOR CONVERTIBLE NOTE

This option is granted and effective as of January 7, 2019 (the “Effective Date”) by and between Gustavia Capital Partners LLC and/or its affiliates, the holders of the Senior Convertible Note originally issued to Gustavia Capital Partners LLC (collectively, “Holder”) and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“INNT” or the “Company”).

RECITALS

Holder is desirous to grant an option (the “Option”) to INNT to purchase from Holder a Senior Convertible Note (the “Note”), originally issued as a Senior Note with an original issue date of on or about January 26, 2018 and subsequently exchanged on October 4, 2018 for the Note, for good and valuable consideration, and INNT is willing to accept this Option pursuant to the terms and conditions defined below.

NOW, THEREFORE, the parties covenant and agree as follows:

1.	Option Consideration. In exchange for $250,000, which has been paid to Holder on or prior to the date hereof, in U.S. dollars and immediately available funds, Holder hereby grants to INNT the Option.

2.	Terms of the Option. The Option shall be subject to the following terms and conditions:

2.1     Option Term. The Option may be exercised by INNT at any time during the period commencing on the Effective Date through and including March 31, 2019 (or such later date as Holder may designate to INNT in writing from time to time) (the “Option Termination Date”, and such period, the “Option Period”).

2.2     Purchase Price. The purchase price for the Note shall be $5,196,666.67 (as reduced proportionally for any principal converted under the Note during the Option Period), plus any unpaid accrued interest from the date hereof on such amount of 8% per annum to the date of exercise of the (the “Purchase Price”), which shall be paid in U.S. dollars and immediately available funds on the applicable Exercise Date (as defined below).

2.3     Option Exercise. The Option shall be exercised by INNT on or before the Option Termination Date by: (a) delivering to Holder an executed copy of a Notice of Intent to Exercise Option (“Notice of Exercise”), substantially in the form attached hereto as Exhibit A, ten days prior to the effective exercise date (the “Exercise Date”); and (b) within ten business days of such Notice of Exercise and payment of the Purchase Price by INNT, Holder shall deliver the Note (or a lost note affidavit in form and substance reasonably acceptable to the Company) to INNT for cancellation on the Exercise Date (assuming payment in full of the Purchase Price in accordance herewith on or prior thereto); provided; that at any time prior to such applicable Exercise Date, Holder may convert the Note, in whole or in part, and upon such conversion, the Purchase Price shall be reduced in the same proportion as the amount so converted divided by the then current outstanding balance of the Note. For the avoidance of doubt, the Purchase Price shall only be applied to pay the Option on the Exercise Date and, to the extent the Purchase Price is delivered to Holder prior thereto, Holder shall hold such Purchase Price in escrow pending application on the Exercise Date.

2.4     Option Basis. The Option must be exercised, if at all, on an all or none basis.

3.
Forbearance; Waiver. Except with respect to actions in connection with any Bankruptcy Event of Default (as defined in the Note), any Fundamental Transaction (as defined in the Note), any Distribution (as defined in the Note) or any conversion of the Note in accordance with its terms, Holder agrees to forbear from any action that would require the cash payment by the Company of any principal of the Note outstanding as of the date hereof during the Option Period. During the Option Period, Holder hereby waives any restriction under the Note and/or the Securities Purchase Agreement, as applicable, to any Subsequent Placement (as defined in the Securities Purchase Agreement) that, upon consummation thereof, would coincide with the immediate exercise of the Option and the payment in full to Holder of the Purchase Price hereunder.

4.
Further Assurances. INNT and Holder agree from time to time to execute such additional documents as the parties to this agreement may reasonably require in order to effectuate the purposes of this agreement.

5.	Binding Effect. This agreement shall be binding upon INNT and Holder and their heirs, successors and assigns.

6.
Entire Agreement; Modifications. This agreement constitutes the entire agreement and understanding between Holder and INNT regarding the subject matter hereof.  No waivers, alterations or modifications of the Option or this agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought.  The failure of any party to enforce any of its rights against the other party for breach of any of the terms of the Option or this agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.

7.
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to INNT:

Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Rd, Suite 120
Raleigh, NC 27615
Telephone: (919) 275-1933
Attention: President
E-Mail: corplegal@innovatebiopharma.com

With a copy (for informational purposes only) to:

Wilson Sonsini Goodrich & Rosati, P.C.:
12235 El Camino Real
San Diego, CA 92130
Telephone: (858) 350-2308
Facsimile: (858) 350-2399
Attention: Martin J. Waters
E-Mail: mwaters@wsgr.com

If to Holder:
Gustavia Capital Partners LLC
123 Grove Avenue
Suite 101
Cedarhurst, New York 11516
Telephone: ______________
Facsimile: _______________
Attention: _______________
E-Mail: _____________________

With a copy (for informational purposes only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: (212) 808-7540
Facsimile: (212) 808-7897
Attention: Michael A. Adelstein, Esq.
E-mail: madelstein@kelleydrye.com

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other party as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

8.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Option shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Option and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.
Counterparts. This Option may be executed in two or more identical counterparts, all of which shall be considered one and the same Option and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or electronic signature delivered in .pdf format shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

10.
No Admission or Waiver. Except as expressly set forth herein, the execution of this Option and any discussions, negotiations, correspondence and other communications, drafts of documents and meetings among the parties hereto do not represent and shall not be construed or relied upon as being (i) a waiver of or prejudicial to any rights the parties may have or (ii) a waiver of the parties’ rights under any statute or under any applicable law or (iii) an admission or declaration against interest by either party hereto.

11.
Severability. The invalidity of any provision or portion of a provision of this Option shall not affect the validity of any other provision of this Option or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Option shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Option shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

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IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

Gustavia Capital Partners LLC		INNOVATE BIOPHARMACEUTICALS INC.

By:	/s/ Peter Poole	By:	/s/ Christopher Prior
	Name: Peter Poole		Name: Christopher Prior
	Title: Director		Title: CEO

EXHIBIT A

NOTICE OF INTENT TO EXERCISE Option

________________________

To: Holders of the Senior Convertible Note originally issued to Gustavia Capital Partners LLC

Reference is made to the Option to Purchase a Senior Convertible Note, dated January 2, 2019 (the “Agreement”), by and among the holders of the Senior Convertible Note originally issued to Gustavia Capital Partners LLC (collectively, “Holder”) and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“INNT”). Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

Please be advised that the undersigned hereby exercises the Option effective as of _______, 20__1 (the “Exercise Date”).

We hereby elect to purchase the Note on the Exercise Date, as described in the Agreement. On or prior to the Effective Date, the Purchase Price of $________ for the purchase of the Note will be wired to (unless you notify us in writing of alternative wire instructions):

_______________________
_______________________

Date: ______________  ______, 20____

INNOVATE BIOPHARMACEUTICALS, INC.

By:___________________________
Name:
Title:

1 Insert date 10 business days after the date of this Notice of Exercise